Michael F. Albanese, CPA
18 Lisa Court Parsippany, NJ 07054
Phone (201) 406-5733; Fax 973-887-9103
E-mail: mike@costreductionsolutions.com
Website:www.costreductionsolutions.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

I have issued our reports with respect to the financial statements contained in the Company's Amendment No. 4 to Form 10, General Registration of Securities Pursuant to Section 12(b) of (g) of The Securities Exchange Act of 1934. I consent to the use of the aforementioned reports in the Company's Amendment No. 4 to Form 10 and any reference to us therein.

/s/ *Michael F. Albanese, CPA*

Michael F. Albanese, CPA

January 14, 2011